                                                                    EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

      We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-117248, 333-17773, 333-15711, 333-89855,
333-69098, 333-42377, 333-106753, 333-106752 and 333-106751) and Form S-3 (No.
333-88694) of Gray Television, Inc. of our report dated March 16, 2006 relating to the financial statements, financial statement schedule, management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Atlanta, Georgia
March 16, 2006